Exhibit 99

NEWS RELEASE

www.verizonwireless.com

FOR IMMEDIATE RELEASE:	CONTACT:
July 24, 2006	Nancy Stark
908-559-7520
nancy.stark@verizonwireless.com

Verizon Wireless Reports 2Q 2006
Customer Growth of 1.8 Million

     8th Quarter Above 1.5M Retail Net Adds;
Most Retail Customers of Any Wireless Carrier

     BASKING RIDGE, NJ -- Verizon Wireless today announced second-quarter 2006 net customer additions of 1.8 million, all of which are retail customers, that is those customers that the company directly serves and manages. This is the 8th consecutive quarter in which the company has added more than 1.5 million retail net customers.

      Verizon Wireless believes, based on publicly available information, that it has the most retail customers of any wireless carrier, with 52.6 million retail customers of its total 54.8 million customers.

     Verizon Wireless has the most reliable coast-to-coast wireless network -- key in attracting new customers and earning loyalty among existing customers -- and an industry-leading lineup of devices for business and consumers. The company consistently has had the highest loyalty level in the industry, as measured by the rate of customer churn.

-more-

Verizon Wireless News Release, page 2

     Further details about Verizon Wireless’ financial and operational results for the quarter will be reported when Verizon Communications announces its consolidated quarterly results on August 1. Verizon Wireless is a joint venture of Verizon Communications (NYSE:VZ) and Vodafone Group plc (NYSE and LSE: VOD), which earlier today reported key performance indicators that included the proportionate share of Verizon Wireless net customer additions.

About Verizon Wireless
Verizon Wireless owns and operates the nation’s most reliable wireless network, serving 54.8 million voice and data customers. The company is headquartered in Basking Ridge, NJ. Find more information on the Web at www.verizonwireless.com. To preview and request broadcast-quality video footage and high-resolution stills of Verizon Wireless operations, log on to the Verizon Wireless Multimedia Library at www.verizonwireless.com/multimedia.

NOTE: This press release contains statements about expected future events and financial results that are forward-looking and subject to risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The following important factors could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: materially adverse changes in economic conditions in the markets served by us, an adverse change in the ratings afforded our debt securities or those of Verizon Communications by nationally accredited ratings organizations, the effects of the substantial competition that exists in our markets, which has been intensifying, our ability to obtain sufficient financing to satisfy our substantial capital requirements, including to fund capital expenditures, debt repayment and distributions to our owners, our ability to obtain sufficient spectrum licenses, particularly in our most densely populated areas, our ability to develop future business opportunities, including wireless data services, and to continue to adapt to the changing conditions in the wireless industry, our ability to receive satisfactory service from our key vendors and suppliers, our ability to generate additional subscribers, with acceptable levels of churn, from resellers and distributors of our service, material changes in available technology, and technology substitution that could impact the popularity and usage of our technology, our continued provision of satisfactory service to our subscribers at an acceptable cost, in order to reduce churn, the impact of continued unionization efforts with respect to our employees, regulatory developments, including new regulations that could increase our cost of doing business or reduce demand for our services, developments in connection with existing or future litigation, and changes in our accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings. We also refer you to the factors that are discussed under “Risk Factors” in our Annual Report for the year ended December 31, 2005 on Form 10-K (No. 333-92214).

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